                                  SCHEUDLE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Under Rule 14a-12

                    RECKSON ASSOCIATES REALTY CORP.
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                        RECKSON ASSOCIATES REALTY CORP.
                              225 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 2000
                            ------------------------

    NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of Reckson Associates Realty Corp. (the "Company") will be held on Thursday, May 18, 2000 at 9:30 a.m. at the Omni, 333 Earl Ovington Boulevard, Mitchel Field, New York, for the following purposes:

    1. To elect three Class II directors of the Company to serve until the 2003 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

    2. To ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2000; and

    3. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

    Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned or to which the Annual Meeting may be postponed.

    The Board of Directors has fixed the close of business on March 20, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's Class A common stock, $.01 par value per share, and Class B common stock, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Holders of Class A common stock and Class B common stock will vote together as a single class.

    You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          /S/ Gregg M. Rechler

                                          GREGG M. RECHLER
                                          SECRETARY

Melville, New York
March 30, 2000

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                        RECKSON ASSOCIATES REALTY CORP.
                              225 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747
                            ------------------------

                                PROXY STATEMENT
                               -----------------

                    FOR 2000 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 2000

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Reckson Associates Realty Corp. (the "Company") for use at the 2000 Annual Meeting of Stockholders of the Company to be held on May 18, 2000, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote upon (1) the election of three Class II directors of the Company, (2) to ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2000, and (3) to act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

    This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about March 31, 2000. The Board of Directors has fixed the close of business on March 20, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's Class A common stock, par value $.01 per share, and Class B common stock, par value $.01 per share (collectively, the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 40,386,721 and 10,283,513 shares of Class A and Class B Common Stock outstanding, respectively, and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them on the Record Date.

    The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the election of Class II directors, and the affirmative vote of the Holders of a majority of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) for each of the ratification of the Company's auditors, and the approval of any other matters properly presented at the Annual Meeting for stockholder approval. Under Maryland law, abstentions and broker "non-votes", or proxies from brokers or nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote such shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power, will not be counted as votes cast and will have no effect on the results of the votes.

    STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES FOR CLASS II DIRECTORS OF THE COMPANY NAMED IN THIS PROXY STATEMENT, AND FOR RATIFICATION OF THE BOARD OF DIRECTORS' SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THE PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

    A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual

Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

    The Company's 1999 Annual Report, including financial statements for the fiscal year ended December 31, 1999, accompanies the proxy solicitation materials. The Annual Report, however, is not part of the proxy solicitation material.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The Board of Directors of the Company consists of ten members and is divided into three classes, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. The term of one class expires at each annual meeting of stockholders.

    At the Annual Meeting, three directors will be elected to serve until the 2003 Annual Meeting and until their successors are duly elected and qualified. The Board of Directors has nominated Mr. Donald J. Rechler, Mr. Mitchell D. Rechler and Mr. Leonard Feinstein to serve as Class II directors (the "Nominees"). Each of the Nominees is currently serving as a Class II director of the Company. The Board of Directors anticipates that each of the Nominees will serve, if elected, as a director. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

INFORMATION REGARDING NOMINEES AND DIRECTORS

    The following table and biographical descriptions set forth certain information with respect to the three Nominees for election as Class II directors at the Annual Meeting, the continuing directors whose terms expire at the annual meetings of stockholders in 2001 and 2002 and the executive officers who are not directors, based upon information furnished to the Company by each director and executive officer.

                                                                             AMOUNT AND NATURE
                                                                               OF BENEFICIAL
                                                                  DIRECTOR     OWNERSHIP OF      PERCENT OF
NAME                                                     AGE       SINCE      COMMON STOCK(1)     CLASS(2)
----                                                   --------   --------   -----------------   ----------
CLASS II NOMINEES FOR ELECTION AT 2000 ANNUAL MEETING
  (TERM TO EXPIRE IN 2003)
Donald J. Rechler....................................     65        1994      1,980,393(3)          3.36%
Mitchell D. Rechler..................................     40        1994      1,002,564(4)          1.70%
Leonard Feinstein....................................     62        1995         94,000(5)             *
CLASS III CONTINUING DIRECTORS (TERM EXPIRES IN 2001)
Roger Rechler........................................     58        1994      1,843,445(6)          3.14%
Harvey Blau..........................................     64        1995         23,000(7)             *
John V.N. Klein......................................     68        1995         25,800(7)             *
CLASS I CONTINUING DIRECTORS (TERM EXPIRES IN 2002)
Scott H. Rechler.....................................     32        1994      1,032,609(8)          1.75%
Herve A. Kevenides...................................     61        1995         23,000(7)             *
Conrad D. Stephenson.................................     72        1995         23,000(7)             *
Lewis S. Ranieri.....................................     53        1997         17,000(9)             *

------------------------

*   Less than one percent.

(1) All information has been determined as of March 20, 2000. For purposes of this table a person is deemed to have "beneficial ownership" of the number of shares of Common Stock that a person has the right to acquire pursuant to the exercise of stock options exercisable within sixty days or the redemption of units (the "Units") of limited partnership interest in Reckson Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership") (assuming the Company elects to issue Common Stock rather than pay cash upon such redemption). Pursuant to the terms of the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of June 2, 1995, and as amended, the Operating Partnership is obligated to redeem Units for cash, or, at the option of the Company, shares of Common Stock. See "Executive Compensation" for a discussion of the vesting of stock options granted to directors and officers.

(2) For purposes of computing the percentage of outstanding shares of Common Stock held by each person, any shares of Common Stock which such person has the right to acquire pursuant to the exercise of a stock option exercisable within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percent ownership of any other person. In addition, for purposes of such calculation, Units held by each person are treated as if such person had converted and held the related equivalent number of shares of Common Stock.

(3) Includes (a) 447,267 shares of Class A Common Stock and 5,000 shares of Class B Common Stock owned directly, (b) 517,500 exercisable options and (c) 1,010,626 Units, including 42,826 Units owned directly and 967,800 Units owned through corporations and partnerships.

(4) Includes (a) 102,710 shares of Class A Common Stock, including 4,710 shares owned in trust for Mr. Mitchell D. Rechler's children, (b) 501,500 exercisable options and (c) 398,354 Units, including 202,576 Units owned directly, 70,913 Units owned through a trust and 124,865 Units owned through corporations and partnerships.

(5) Includes (a) 21,000 shares of Class A Common Stock owned directly, (b) options to purchase 23,000 shares of Class A Common Stock and (b) 50,000 shares of Class B Common Stock owned indirectly through a partnership.

(6) Includes (a) 421,611 shares of Class A Common Stock, including 414,767 shares owned directly and 6,844 shares owned by Mr. Roger Rechler's spouse,
    (b) 417,500 exercisable options, and (c) 1,004,334 Units, including 37,576 Units owned directly and 966,758 Units owned through corporations and partnerships.

(7) Includes options to purchase 23,000 shares of Class A Common Stock.

(8) Includes (a) 113,367 shares of Class A Common Stock, including 2,367 shares owned in trust for Mr. Scott H. Rechler's child, (b) 526,500 exercisable options and (c) 392,742 Units, including 194,352 Units owned directly, 70,913 Units owned through a trust and 127,477 Units owned through corporations and partnerships.

(9) Includes options to purchase 17,000 shares of Class A Common Stock.

CLASS II NOMINEES FOR ELECTION AT 2000 ANNUAL MEETING--TERM TO EXPIRE IN 2003

    DONALD J. RECHLER has served as Co-Chief Executive Officer of the Company since May 1999 and has served as Chairman of the Board and a director of the Company since its formation. In addition, until May 1999, Mr. Rechler served as Chief Executive Officer of the Company since its formation. Mr. Rechler also served as President of the Company from its formation until February 1997. Prior to the Company's initial public offering of its common stock in June 1995 (the "IPO"), Mr. Rechler was a co-founder and general partner of Reckson Associates. He is a founder and former President and Chairman of the Association For A Better Long Island, a founder of the Long Island Commercial & Industrial Development Association, a member of the Board of Directors of the Development Division of North Shore Hospital, a member of the Board of Directors of the Long Island Philharmonic and a member of the Council of Overseers of Long Island University, C.W. Post College. Mr. Rechler is a graduate of the University of Miami. Mr. Rechler also serves as Chairman of the Board and a director of FrontLine

Capital Group ("FrontLine") (formerly known as Reckson Service
Industries, Inc.). Mr. Rechler is the father of Mitchell D. Rechler and the brother of Roger Rechler.

    MITCHELL D. RECHLER has served as Co-Chief Operating Officer of the Company since May 1999 and has served as Executive Vice President and a director of the Company since its formation. Mitchell D. Rechler also serves as the President of Reckson Management Group, Inc. (the "Management Company"). From 1981 to 1985, he was employed by Reckson in various non-supervisory roles including positions in property management, construction, acquisitions and leasing. Since 1986, Mr. Rechler has served as an Executive Vice President of Reckson, responsible for all leasing activities including the coordination of leasing and marketing strategies and overseeing tenant relations. Mr. Rechler has served as President of the Management Company since its organization in 1991. Mr. Rechler serves on the executive committee of the Children's Medical Fund of Schneider Children's Hospital of Long Island Jewish Medical Center and as a member of the board of directors of the Long Island Friends of the Arts. He is a graduate of Emory University. Mr. Rechler also serves as Secretary, a member of the Management Advisory Committee and a director of FrontLine. He is the son of Donald J. Rechler.

    LEONARD FEINSTEIN has served as a director of the Company since 1995.
Mr. Feinstein is the co-founder and the president and co-chief executive officer of Bed Bath & Beyond Inc., a New York Stock Exchange listed company.
Mr. Feinstein has served in such capacity since 1992. Mr. Feinstein served as co-chief executive officer, treasurer and secretary of Bed Bath & Beyond Inc. from 1971 to 1992. Mr. Feinstein serves as a Trustee of North Shore L.I.J. Health System and as Director of Long Island Head Injury Association. He is a graduate of Cornell University.

CLASS III CONTINUING DIRECTORS--TERM EXPIRES IN 2001

    ROGER RECHLER has served as Vice Chairman of the Board and a director of the Company since its formation and as Executive Vice President of Development since February 1997. Prior to the Company's IPO, Mr. Rechler was a co-founder and general partner of Reckson Associates. Mr. Rechler is responsible for the supervision of property development and construction, architectural and design-services, interior construction and property management. Mr. Rechler attended Adelphi University. Mr. Rechler also serves as a member of the Management Advisory Committee and a director of FrontLine. Mr. Rechler is the father of Scott H. Rechler and Gregg M. Rechler and the brother of Donald J. Rechler.

    HARVEY BLAU has served as a director of the Company since 1995. Mr. Blau is a senior partner of the law firm of Blau, Kramer, Wachtler & Lieberman, P.C. and has been associated with such firm (including its predecessors) since 1966.
Mr. Blau has served as the Chairman of the Board of Aeroflex, Incorporated since 1991, the Chairman of the Board of the Griffon Corporation and a Director of Nu Horizons Electronics Corp. since 1984. Mr. Blau serves as a Trustee of Benjamin
N. Cardozo School of Law and as a Trustee of the Incorporated Village of Old Westbury, New York. Mr. Blau holds a bachelor's degree from New York University, a law degree from Columbia University School of Law and an advanced law degree from New York University Graduate School of Law.

    JOHN V.N. KLEIN has served as a director of the Company since 1995.
Mr. Klein was the Managing Attorney of the law firm of Meyer, Suozzi, English & Klein, P.C. between 1984 and 1997. Mr. Klein served as a Director of Fleet Bank from 1980 to 1994. Mr. Klein has also been a member of the advisory board of St. Joseph's College, Patchogue, New York since 1980. For more than five years,
Mr. Klein has served as Director of Pocono Hotels Corporation, a hotel owner and operator. Mr. Klein has served in various government positions on Long Island, including County Executive of Suffolk County, New York from 1972 to 1979.
Mr. Klein holds a bachelor's degree and a law degree from the University of Virginia.

CLASS I CONTINUING DIRECTORS--TERM EXPIRES IN 2002

    SCOTT H. RECHLER has served as Co-Chief Executive Officer of the Company since May 1999, has served as a director of the Company since its formation and has served as President of the Company since

February 1997. Mr. Rechler also served as Chief Operating Officer of the Company from its formation until May 1999. In addition, until February 1997, Mr. Rechler served as Executive Vice President of the Company since its formation. Mr. Rechler has been employed at Reckson since 1989. He is a member of the Board of Directors of the Long Island Children's Museum. Mr. Rechler is a graduate of Clark University and received a Master's Degree in Finance with a specialization in real estate from New York University. Mr. Rechler also serves as President, Chief Executive Officer and a director of FrontLine. He is the son of Roger Rechler and the brother of Gregg M. Rechler.

    HERVE A. KEVENIDES has served as a director of the Company since 1995. Since 1997, Mr. Kevenides has served as the Managing Director, Research Group for Landauer Associates, a real estate consulting and valuation firm. Mr. Kevenides served from 1995 to 1996 as the director of the Real Estate Products Group for Ceres Financial Concepts, N.A. Mr. Kevenides is the president and director of research of Metropolitan Analysis & Forecasting Corporation, an international real estate economics and market research firm. Mr. Kevenides has served in this position since 1988. Mr. Kevenides has served as a Professor of the Masters in Real Estate Program of New York University since 1998 and was an Adjunct Associate Professor of such program from 1989 until 1998. Mr. Kevenides was a vice president and director of real estate economics and market research for Chemical Bank from 1981 to 1988, and a vice president and manager of real estate market research for The Chase Manhattan Bank from 1972 to 1981. Mr. Kevenides holds a Masters of Business Administration from New York University.

    CONRAD D. STEPHENSON has served as a director of the Company since 1995.
Mr. Stephenson served as the chief executive officer of Pan Am Equities Inc., a property ownership and management company from 1993 to 1997, and currently serves as a consultant thereto. Mr. Stephenson was employed by The Comras Company, a real estate company, from 1990 to 1993, and served as the vice president in the tri-state and northeast real estate lending division of the First National Bank of Chicago from 1987 to 1990. Mr. Stephenson was the vice president in charge of all commercial real estate lending activities of The Bowery Savings Bank from 1985 to 1987, and was a vice president of The Chase Manhattan Bank from 1975 to 1985. Mr. Stephenson has served as a governor, vice president and a member of the executive committee of the Real Estate Board of New York. Mr. Stephenson holds a bachelor's degree from Fordham University and a Masters of Business Administration from New York University. Mr. Stephenson is a retired colonel of the U.S. Army Reserves, with which he served for 35 years.

    LEWIS S. RANIERI has served as a director of the Company since 1997.
Mr. Ranieri is the chairman of Bank United Corp., a position he has held since 1988. He is also the chairman and chief executive officer of Ranieri &
Co., Inc., positions he has held since founding Ranieri & Co. in 1988.
Mr. Ranieri is the founder of Hyperion Partners L.P. and Hyperion Partners II L.P. He is also Chairman of Hyperion Capital Management, Inc. and The Hyperion Total Return Fund, Inc. He is director of Transworld HealthCare, Inc., the Hyperion 1999 Term Trust, Inc., the Hyperion 2002 Term Trust, Inc. and Hyperion 2005 Investment Grade Opportunity Trust, Inc. Mr. Ranieri is also chairman and president of various other indirect subsidiaries of Hyperion. He is a director of Delphi Financial Group, Inc. and Delphi International Ltd. Prior to forming Hyperion, Mr. Ranieri had been vice chairman of Salomon Brothers Inc.
Mr. Ranieri helped develop the capital markets as a source of funds for housing and commercial real estate, established Salomon's leadership position in the mortgage-backed securities area, and also led the effort to obtain Federal legislation to support and build the market. Mr. Ranieri has served on the National Association of Home Builders Mortgage Roundtable continuously since 1986. He was inducted into the National Housing Hall of Fame in 1997.
Mr. Ranieri also acts as a trustee or director of various environmental and religious institutions such as the Environmental Defense Fund and Shrine of Elizabeth Ann Seton/Our Lady of the Rosary Church.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    MICHAEL MATURO has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since 1995. Prior to joining the Company, Mr. Maturo was a senior manager at E&Y Kenneth

Leventhal Real Estate Group (formerly Kenneth Leventhal & Company), a public accounting and consulting firm. He specialized in diverse phases of real estate finance including corporate and property debt financings and recapitalization transactions. Mr. Maturo is a graduate of Seton Hall University with a degree in accounting and finance and is a certified public accountant. Mr. Maturo also serves as Executive Vice President, Chief Financial Officer, Treasurer and director of FrontLine. Mr. Maturo is 38 years old.

    GREGG M. RECHLER has served as Co-Chief Operating Officer of the Company since May 1999 and has served as Executive Vice President and Secretary of the Company since its formation. Mr. Rechler also serves as President of Reckson Construction Group, Inc. From 1985 to 1988, Mr. Rechler held non-supervisory roles at Reckson in the construction and property management areas. Beginning in 1989, as an Executive Vice President of Reckson, he served as the person responsible for the construction and development activities of Reckson.
Mr. Rechler is a member of the Board of Directors of the Long Island chapter of the Building Owners and Managers Association. Mr. Rechler attended the New York Institute of Technology. He is the son of Roger Rechler and the brother of Scott
H. Rechler. Mr. Rechler also serves as a member of the Management Advisory Committee and a director of FrontLine. Mr. Rechler is 33 years old.

    JASON M. BARNETT has served as Executive Vice President and Assistant Secretary of the Company since May 1999 and General Counsel of the Company since May 1997. Mr. Barnett joined the Company in 1996. He is responsible for the coordination of all legal and compliance matters for the Company. Prior to joining the Company, Mr. Barnett practiced as an associate in the REIT practice area of Brown & Wood LLP. While at Brown & Wood LLP, Mr. Barnett participated in numerous corporate and real estate transactions involving publicly held REIT's including initial public offerings, joint ventures and corporate and real estate acquisitions. Mr. Barnett holds a Bachelor of Arts degree from Clark University and Law Degree from Emory University School of Law. Mr. Barnett is admitted to the Bar of the State of New York. Mr. Barnett also serves as Executive Vice President, General Counsel and Assistant Secretary of FrontLine. Mr. Barnett is 31 years old.

CHAIRMAN OF THE BOARD EMERITUS

    WALTER GROSS has served as Chairman of the Board Emeritus of the Company since its formation. For over 40 years, Mr. Gross has been actively involved in the development and operation of industrial and office properties on Long Island. Together with the late William Rechler, Mr. Gross conceived of and developed Vanderbilt Industrial Park, the first planned industrial park built on Long Island. He also owned and operated Walter J. Gross Construction Corp., a general contracting firm, that has constructed in excess of 3,000,000 square feet on behalf of clients including B.F. Goodrich, Sears and The Prudential since 1970.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Company is managed by a ten member Board of Directors, a majority of whom are independent of the Company's management. The Board of Directors held five meetings during fiscal year 1999. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Company of which he was a member during 1999, except for Herve
A. Kevenides and Lewis S. Ranieri.

    AUDIT COMMITTEE. The Audit Committee, which consists of Messrs. Feinstein and Klein, makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagements, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee held one meeting during fiscal year 1999.

    EXECUTIVE COMMITTEE. Subject to the supervision and oversight of the Board of Directors, the Executive Committee, which consists of Donald J. Rechler, Scott H. Rechler, Herve A. Kevenides, and

Conrad D. Stephenson, has the authority to approve the acquisition, financing and disposition of investments by the Company and to authorize the execution of certain contracts and agreements, including those relating to the borrowing of money by the Company and to exercise generally all other powers of the Board of Directors, except for those which require action by all Directors or the Independent Directors under the Articles of Incorporation or By-Laws of the Company or under applicable law. The Executive Committee held eight meetings during fiscal year 1999.

    COMPENSATION COMMITTEE. The Compensation Committee, which consists of Harvey Blau and Leonard Feinstein, makes recommendations and exercises all powers of the Board of Directors in connection with compensation matters, including incentive compensation and benefit plans. The Compensation Committee also has authority to grant awards under the Company's stock option plans. The Compensation Committee held three meetings during fiscal year 1999.

    The Board of Directors does not have a standing nominating committee. The full Board of Directors performs the functions of such a committee.

DIRECTOR COMPENSATION

    Each of the non-employee directors of the Company receives an annual director's fee of $15,000. Each non-employee director also receives $500 for each regular quarterly meeting of the Board of Directors attended, $500 for each special meeting of the Board of Directors attended, $250 for each special telephonic meeting of the Board of Directors participated in and $500 for each committee meeting attended. Each non-employee director appointed or elected for the first time receives an initial option to purchase 6,000 shares of Class A Common Stock at the market price of the Class A Common Stock on the date of grant. In addition, following each annual meeting of stockholders, each of the Company's non-employee directors receives an option to purchase 2,000 shares of Class A Common Stock at the market price of the Class A Common Stock on the date of grant. All options granted to non-employee directors vest on the date of grant. On May 27, 1999, each non-employee director was granted an option to purchase 2,000 shares of Class A Common Stock at $25.563 per share.

         PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors of the Company, upon the recommendation of the Audit Committee, has selected the accounting firm of Ernst & Young LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2000, subject to ratification of this appointment by the stockholders of the Company. Ernst & Young LLP has served as the Company's independent auditors since the Company's formation in September 1994 and is considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. A representative of Ernst & Young LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITORS.

                             EXECUTIVE COMPENSATION

    The following table sets forth information regarding the base compensation awarded for the past three fiscal years to each of the five most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") whose base salary, on an annualized basis, exceeded $100,000 during the fiscal year ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                      SALARY($)(1)    BONUSES      LONG TERM     ALL OTHER
NAME AND PRINCIPAL POSITION                  YEAR         (2)           ($)      OPTIONS(#)(3)      ($)
---------------------------                --------   ------------    --------   -------------   ---------
Donald J. Rechler........................    1999       $525,000      $525,000           --          --
  Co-Chief Executive Officer                 1998       $500,000      $500,000      122,500          --
                                             1997       $325,000      $390,000      375,000          --

Scott H. Rechler.........................    1999       $450,000      $450,000           --          --
  Co-Chief Executive Officer and             1998       $400,000      $400,000      122,500          --
    President                                1997       $250,000      $300,000      300,000          --

Michael Maturo...........................    1999       $375,000(4)   $375,000           --          --
  Executive Vice President, Chief            1998       $300,000(4)   $300,000      122,500          --
    Financial Officer and Treasurer          1997       $200,000(4)   $240,000      275,000          --

Mitchell D. Rechler......................
  Co-Chief Operating Officer, Executive      1999       $375,000      $375,000           --          --
    Vice President and President of          1998       $300,000      $300,000      122,500          --
    Reckson Management Group, Inc.           1997       $200,000      $240,000      275,000          --

Gregg M. Rechler.........................
  Co-Chief Operating Officer, Executive
    Vice President, Secretary and            1999       $375,000      $375,000           --          --
    President of Reckson Construction        1998       $300,000      $300,000      122,500          --
    Group, Inc.                              1997       $200,000      $240,000      275,000          --

------------------------

(1) The base salaries of Donald J. Rechler, Scott H. Rechler, Michael Maturo and Mitchell D. Rechler are paid by the Management Company and the base salary of Gregg M. Rechler is paid by the Construction Company. The Company and the Operating Partnership reimburse the appropriate subsidiary corporation for time spent by the Named Executive Officer on the business of the Company or the Operating Partnership, respectively.

(2) Excludes loan forgiveness and related tax payments in 1999 and 1998, respectively, pursuant to the terms of the 1997 Stock Loans in the following amounts: Donald J. Rechler--$290,100 and $314,000, Scott H.
    Rechler--$217,600 and $235,600, Michael Maturo--$174,200 and $184,400,
    Mitchell D. Rechler--$174,200 and $184,400 and Gregg M. Rechler--$183,200 and $193,900.

(3) As of March 20, 2000, options to purchase 2,524,500 shares of Common Stock have been granted to the Named Executive Officers.

(4) Excludes loan forgiveness in the amount of $100,000 pursuant to the terms of Mr. Maturo's 1995 employment and noncompetition agreement with the Company.

    No options were exercised by the Named Executive Officers in 1999. The following table sets forth the value of options at the end of 1999 by the Company's Named Executive Officers.

                 AGGREGATED FISCAL YEAR-END 1999 OPTION VALUES

                                                         NUMBER OF SHARES                VALUE OF
                                                            UNDERLYING                  UNEXERCISED
                                                            UNEXERCISED                IN-THE-MONEY
                                                         OPTIONS AT FISCAL           OPTIONS AT FISCAL
                                                            YEAR-END(#)               YEAR-END($)(1)
NAME                                                 EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                                                 -------------------------   -------------------------
Donald J. Rechler..................................          517,500/0                  $112,930/$0
Scott H. Rechler...................................          526,500/0                  $823,486/$0
Michael Maturo.....................................          477,500/0                  $676,720/$0
Mitchell D. Rechler................................          501,500/0                  $823,486/$0
Gregg M. Rechler...................................          501,500/0                  $823,486/$0

------------------------

(1) The value of unexercised in-the-money options at fiscal year-end based on the fair market value of Common Stock of $20.50 per share, as of December 31, 1999.

EMPLOYMENT AND NONCOMPETITION AGREEMENTS

    Each of the Named Executive Officers has entered into an employment and noncompetition agreement and a severance agreement with the Company.

    The employment and noncompetition agreements with each of Donald J. Rechler, Scott H. Rechler, Michael Maturo, Mitchell D. Rechler and Gregg Rechler were renewed, and an employment and noncompetition agreement for Roger Rechler was executed, on June 1, 1998 for 5 year terms, unless in each case otherwise extended. The term of each of the severance agreements is identical to the Named Executive Officer's employment agreement, including any extension thereof. However, in the event of a "Change in Control" (as such term is defined in the applicable agreement), each severance agreement automatically extends the term of the corresponding employment agreement until the later of (i) the date on which the employment and noncompetition agreement otherwise would have expired and (ii) the date which is 36 months after the end of the calendar year in which such Change in Control occurs. Each agreement provides for certain benefits in the event of termination of the Named Executive Officer by the Company without "Good Reason" (as such term is defined in the applicable agreement), resignation by the Named Executive Officer upon a material breach of the agreement by the Company or a Change in Control of the Company. These benefits include the continued payment of the Named Executive Officer's base salary during the remaining term of the agreement, immediate vesting of all equity awards as well as continued entitlement to receive other benefits conferred under the applicable agreement for such remaining term. Under the agreements, each Named Executive Officer is also entitled to certain specified benefits in the event of his death or disability.

    In addition, such employment and noncompetition agreements, subject to certain exceptions, prohibit each such Named Executive Officer from engaging, directly or indirectly, during the term of his employment, in any business (other than FrontLine and its affiliates) which engages or attempts to engage in, directly or indirectly, the acquisition, development, construction, operation, management or leasing of any industrial office real estate property anywhere within the Tri-State metropolitan area ("Competitive Activities"). These employment and noncompetition agreements also prohibit such persons from engaging, directly or indirectly, during a specified Noncompetition Period in any Competitive Activities, subject to certain limited exceptions. The Noncompetition Period for each such employee is the period beginning on the date of the termination of employment and ending on the latest of (i) the first anniversary of the termination of his employment with the Company and (ii) the third anniversary of the effective date of the employee's employment and noncompetition agreement.

    Pursuant to the original employment and noncompetition agreement with Mr. Maturo entered into in 1995, the Company made a non-recourse loan to Mr. Maturo in the amount of approximately $400,000

(the "Loan") in order to finance his purchase of an equity interest in the Company. On each of the first four anniversaries of the Loan, $100,000 of the outstanding principal amount was forgiven by the Company and the Company made non-recourse loans to Mr. Maturo in an amount equivalent to his resulting tax liability (a "Tax Loan"), which in turn is forgiven (together with accrued interest thereon and on the Loan) over the fifth through eighth anniversaries of the date the Loan was made. During 1999, Tax Loans in the amount of $26,000 were made to Mr. Maturo.

REPORT ON EXECUTIVE COMPENSATION

    The following is a report by the Company's Compensation Committee regarding the Company's executive compensation objectives, executive compensation program and the compensation of the Company's co-chief executive officers:

    EXECUTIVE COMPENSATION OBJECTIVES. The objective of the Company's executive compensation program is to attract, retain and motivate talented executives who will maximize stockholder value. In order to achieve this objective, in addition to annual base salaries, the executive compensation program utilizes a combination of long-term incentives through equity-based compensation and annual incentives through cash bonuses. The program is intended to align the interests of executives with those of the Company's stockholders by linking a portion of executive compensation directly to increases in stockholder value. The Company seeks to provide total compensation to its executive officers which is competitive with total compensation paid by REITs similar to the Company.

    PROCEEDINGS OF THE COMPENSATION COMMITTEE. The Compensation Committee determines compensation for the Company's executive officers and is comprised of two nonemployee directors, Mr. Blau and Mr. Feinstein. Final compensation determinations for each fiscal year will generally be made after the end of the fiscal year. At that time, base salaries for the following fiscal year will be set, cash bonuses, if any, will be determined for the past year's performance, and option grants, if any, will generally be made. At a meeting in March 2000, the Compensation Committee fixed the base salaries for the Named Executive Officers for the fiscal year ending December 31, 2000 and determined incentive compensation awards for such officers in respect of the fiscal year ended December 31, 1999.

    The Compensation Committee engaged FPL Associates to advise the Compensation Committee regarding executive officer compensation matters, including annual base salary, annual incentives and long-term incentives. FPL Associates is a consultant specializing in compensation matters in the real estate industry and is not affiliated with the Company. The Compensation Committee considered FPL's analysis in determining base salaries and incentives.

    In determining compensation for the Named Executive Officers, the Compensation Committee noted several factors, including the Company's strong operating performance for the 1999 fiscal year, in terms of a 13% increase in Funds From Operations per share in 1999 over levels achieved in 1998. The Committee also considered the efforts of the Named Executive Officers in completing the acquisition of Tower Realty Trust, Inc. and the establishment of Metropolitan Partners, LLC, the Company's New York City division, and the disposition of a portfolio of the Company's big box industrial properties. The Compensation Committee also considered the efforts of the Named Executive Officers in the acquisition of two properties aggregating approximately
2.0 million square feet during 1999, as well as leasing activity at the Company's properties. In addition, the Compensation Committee considered the performance of its common stock relative to other real estate companies.

    The Compensation Committee exercises independent discretion in respect of executive compensation matters. With respect to the compensation of the Named Executive Officers other than Donald J. Rechler, the Compensation Committee reviews the recommendations of Donald J. Rechler.

    The following is a discussion of each element of the Company's executive compensation:

    ANNUAL BASE SALARY. Base salaries for each of the Named Executive Officers are the subject of the employment and noncompetition agreements between the Company and each such executive as indicated above. Each such agreement provides that the base salary provided for under the respective agreement will be reviewed no less frequently than annually. For 1999, base salaries for the Named Executive Officers were determined by the Compensation Committee based upon a review of the performance of each Named Executive Officer and the report prepared by FPL for the fiscal year ended December 31, 1999.

    ANNUAL INCENTIVES. Annual incentives are provided in the form of cash bonuses to be paid if certain performance objectives are achieved. Cash bonuses will also be subject to adjustment based upon the Compensation Committee's evaluation of an executive's personal performance.

    The Compensation Committee awarded the following cash bonuses to the following Named Executive Officers in March 2000 in respect of the fiscal year ended December 31, 1999: Michael Maturo--$375,000, Mitchell Rechler--$375,000, and Gregg Rechler--$375,000. The cash bonus awards to Donald J. Rechler and Scott Rechler are discussed separately below. In determining incentive compensation for 1999, the Compensation Committee considered the factors described above regarding annual base salaries.

    LONG-TERM INCENTIVES. Long-term incentives may be provided through a variety of means, including the grant of stock options, restricted stock awards and stock loans. These awards are intended to align the executive's long-term objectives with those of the Company's stockholders. The grant of stock options, restricted stock awards and stock loans are made under the Company's stock option plans which are administered by the Compensation Committee. The Compensation Committee has the discretion to determine those individuals to whom awards are made and the terms and conditions of the awards. The Named Executive Officers did not receive any stock options or stock grants in respect of the 1999 fiscal year.

    In March 2000, the Compensation Committee awarded each of the Named Executive Officers loans from the Company to purchase shares of Common Stock of the Company in respect of the fiscal year ended December 31, 1999 (the "1999 Stock Loans"). The aggregate principal amount of the 1999 Stock Loans is $921,875 in the case of each of Mitchell Rechler, Gregg Rechler and Michael Maturo. Each 1999 Stock Loan has a term of ten years, accrues interest at the mid-term "Applicable Federal Rate" ("AFR") as in effect from time to time, is secured by the Common Stock purchased and is otherwise non-recourse. 40% of each Named Executive Officer's 1999 Stock Loan (together with accrued interest on the 1999 Stock Loan) will be forgiven ratably each year during the ten year term of the 1999 Stock Loan, provided that the Named Executive Officer is then employed by the Company. One-tenth of the other 60% (together with accrued interest) will be forgiven each year only if the performance of the Company's Class A Common Stock since the Company's IPO is ranked in the top 40% for office and industrial REITs (as reported by NAREIT or, if not available from NAREIT, from such other standard industry source as may be approved by the Compensation Committee) at the end of the respective year. In the event this criteria is not satisfied in any particular year, the portion of the 1999 Stock Loan that is not forgiven in respect of such year will be carried forward and forgiven in a subsequent year only if the Company's Class A Common Stock satisfies the criteria. The Named Executive Officers will also receive tax payments in respect of the forgiveness of the 1999 Stock Loans. In the event of a Change of Control of the Company, a Named Executive Officer's death or permanent disability, termination of his employment by the Company without cause or a reduction in the nature or scope of such Named Executive Officer's duties, the outstanding principal amount of the applicable 1999 Stock Loan will be forgiven in full and such Named Executive Officer will receive a tax payment in respect of such forgiveness. In the event a Named Executive Officer leaves the employ of the Company or is terminated with cause, the outstanding amount of the applicable loans will be immediately due and payable. In approving these loans the Compensation Committee considered the same factors it considered in determining the annual incentives, including the retention of the Named Executive Officers.

    In 1997, as a long-term incentive award, each of the Company's Named Executive Officers received loans from the Company to purchase shares of Common Stock of the Company (the "1997 Stock Loans"). Pursuant to the terms of the 1997 Stock Loans, in 1999 10% of the 1997 Stock Loans of each Named Executive Officer was forgiven and the Company paid to each Named Executive Officer the following amounts, representing tax payments: Michael Maturo--$80,700, Mitchell Rechler--$80,700 and Gregg Rechler--$89,700.

    1999 CO-CHIEF EXECUTIVE OFFICER COMPENSATION. Donald J. Rechler and Scott Rechler's base salaries for the fiscal year ended December 31, 1999 were $525,000 and $450,000, respectively, as determined by the Compensation Committee.

    For the fiscal year ended December 31, 1999, the Compensation Committee awarded to Donald J. Rechler and Scott Rechler cash bonuses of $525,000 and $450,000, respectively. The amounts of these bonuses were determined by the Compensation Committee substantially in accordance with the policies described above relating to all Named Executive Officers of the Company. In making such determination the Compensation Committee noted several factors, including the Company's achievement of a 13% increase in Funds From Operations per share in 1999 over levels achieved in 1998. The Committee also considered the efforts of the Named Executive Officers in completing the acquisition of Tower Realty Trust, Inc. and the establishment of Metropolitan Partners, LLC, the Company's New York City division, and the disposition of a portfolio of the Company's big box industrial properties. The Compensation Committee also considered the efforts of the Named Executive Officers in the acquisition of two properties aggregating approximately 2.0 million square feet during 1999, as well as leasing activity at the Company's properties. In addition, the Compensation Committee considered the performance of its common stock relative to other real estate companies.

    As a long-term incentive the Compensation Committee awarded each Donald J. Rechler and Scott Rechler 1999 Stock Loans in the amount of $1,106,250 in accordance with the terms described above relating to the other Named Executive Officers of the Company, including the relating tax payments. The terms of the 1999 Stock Loans and the related tax payments are described above under "--Long Term Incentives." In addition, in 1999 Donald J. Rechler and Scott Rechler received tax payments from the Company in the amounts of $134,300 and $100,700, respectively, relating to the forgiveness of 10% of each of their respective 1997 Stock Loans.

    TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility on the Company's tax return of compensation over $1 million to any of the Named Executive Officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The Compensation Committee's policy with respect to section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate compensation for their performance. The Company paid compensation of $1,434,000 and $1,169,000 to Donald J. Rechler and Scott Rechler, respectively, during 1999, $434,000 and $169,000 of which would be nondeductible under the limitations set forth in section 162(m).

                                          Submitted by the Compensation
                                          Committee
                                          of the Board of Directors:
                                          Harvey Blau
                                          Leonard Feinstein

                            STOCK PERFORMANCE GRAPHS

    The following graph provides a comparison of the cumulative total stockholder return on the Class A Common Stock for the period from May 26, 1995 (the date upon which the Company's Class A Common Stock commenced trading on the New York Stock Exchange) to December 31, 1999 with the cumulative total return on the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500") and the NAREIT Equity REIT Total Return Index. Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the Class A Common Stock on May 26, 1995 and in the S&P 500 and the NAREIT Equity REIT Total Return Index on May 31, 1995 and (ii) reinvestment of dividends.

                        [GRAPH OF CLASS A COMMON STOCK]

    The following graph provides a comparison of the cumulative total shareholder return on the Class B Common Stock for the period from May 25, 1999 (the date upon which the Company's Class B Common Stock commenced trading on the New York Stock Exchange) to December 31, 1999 with the cumulative total return on the S&P 500 and the NAREIT Equity REIT Total Return Index. Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the Class B Common Stock and in the S&P 500 on May 25, 1999 and the NAREIT Equity REIT Total Return Index on May 31, 1999 and (ii) reinvestment of dividends.

                        [GRAPH OF CLASS B COMMON STOCK]

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

    The following table sets forth the beneficial ownership of Common Stock for
(i) each stockholder of the Company holding more than a 5% beneficial interest in the Class A or Class B shares of the Company, (ii) each executive officer of the Company who is not a director of the Company and (iii) the directors and executive officers of the Company as a group. Stock ownership of the Directors of the Company appears under the heading "Information Regarding Nominees and Directors" in this Proxy Statement.

                                                                       SHARES OF COMMON
                                                                       STOCK AND UNITS
                                                                      BENEFICIALLY OWNED
                                                                   AS OF MARCH 20, 2000(1)
                                                      --------------------------------------------------
NAME OF BENEFICIAL OWNERS                             TITLE OF CLASS    NUMBER       PERCENT OF CLASS(2)
-------------------------                             --------------   ---------     -------------------
CLASS A
Michael Maturo......................................      Class A        588,528(3)          1.21%
Gregg M. Rechler....................................      Class A        983,360(4)          2.02%
Cohen & Steers Capital Management Inc.(5)...........      Class A      5,937,300            14.82%
LaSalle Investment Management, Inc.(6)..............      Class A      4,345,897            10.80%
Fidelity Management & Research Corp.(7).............      Class A      4,200,300            10.39%
European Investors Inc.(8)..........................      Class A      2,970,639             7.42%
T. Rowe Price Associates, Inc. (9)..................      Class A      2,567,809             6.20%
All directors and executive officers as a group (12
  persons)..........................................      Class A      7,581,699            14.82%

CLASS B
Morgan Stanley Dean Witter & Co.(10)................      Class B      2,200,988            20.99%
Heitman/PRA Securities Advisors LLC(11).............      Class B      1,447,906            13.81%
Taunus Corp.(12)....................................      Class B        687,207             6.50%
All directors and executive officers as a group (12
  persons)..........................................      Class B         55,000                *

------------------------

*   Less than one percent.

(1) All information has been determined as of March 20, 2000. For purposes of this table a person is deemed to have "beneficial ownership" of the number of shares of Common Stock that person has the right to acquire pursuant to the exercise of stock options within 60 days or upon the redemption of Units (assuming the Company elects to issue Common Stock rather than pay cash upon such redemption). Units are exchangeable for cash or, at the option of the Company, on a one-for-one basis for shares of common stock, subject to certain limitations. See "Executive Compensation" for a discussion of the vesting of stock options granted to directors and officers.

(2) For purposes of computing the percentage of outstanding shares of Common Stock held by each person, any shares of Common Stock which such person has the right to acquire pursuant to the exercise of a stock option exercisable within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purposes of computing the percent ownership of any other person. In addition, for purposes of such calculation, Units held by each person are treated as if such person had converted and held the related equivalent number of shares of Common Stock.

(3) Represents (a) 40,988 Units, (b) 70,040 shares of Class A Common Stock, and
    (c) 477,500 exercisable options.

(4) Includes (a) 90,159 shares of Class A Common Stock, including 4,159 shares held in trust for the child of Gregg M. Rechler, (b) 391,701 Units, including 194,352 Units owned directly, 70,913 Units owned through a trust and 126,436 Units owned through corporations and partnerships, and (c) 501,500 exercisable options.

(5) This information is based upon information reported by the stockholder in filings made with the SEC. The address of Cohen & Steers Capital Management Inc. is 757 Third Avenue, New York, NY 10019.

(6) This information is based upon information reported by the stockholder in filings made with the SEC. LaSalle Investment Management, Inc. ("LaSalle") owns 1,431,430 shares of Class A Common Stock of the Company (3.6% of total shares of Class A Common Stock outstanding) and LaSalle Investment Management (Securities), L.P. ("LIM"), a subsidiary of LaSalle, owns 2,914,467 shares of Class A Common Stock of the Company (7.2% of total shares of Class A Common Stock outstanding). The address of both LaSalle and LIM is 200 East Randolph Drive, Chicago, Illinois 60601.

(7) This information is based upon information reported by the stockholder in filings made with the SEC. The address of Fidelity Management & Research Corp. is 82 Devonshire Street, Boston, MA 02109.

(8) This information is based upon information reported by the stockholder in filings made with the SEC. European Investors Inc. ("European") owns 684,739 shares of Class A Common Stock of the Company (1.71% of total shares of Class A Common Stock outstanding) and EII Realty Securities ("EII"), a wholly-owned subsidiary of European, owns 2,285,900 shares of Class A Common Stock of the Company (5.71% of the shares of Class A Common Stock outstanding). The address of both European and EII is 667 Madison Avenue, New York, New York 10021.

(9) This information is based upon information reported by the stockholder in filings made with the SEC. The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.

(10) This information is based upon information reported by the stockholder in filings made with the SEC. Morgan Stanley Dean Witter & Co. ("MSDW") owns 1,204,015 shares of Class B Common Stock of the Company (11.48% of total shares of Class B Common Stock outstanding) and Morgan Stanley Dean Witter Investment Management Inc. ("MSDWIM"), a subsidiary of MSDW, owns 996,973 shares of Class B Common Stock of the Company (9.51% of total shares of Class B Common Stock outstanding). The address of MSDW is 1585 Broadway, New York, NY 10036 and the address of MSDWIM is 1221 Avenue of the Americas, New York, NY 10020.

(11) This information is based upon information reported by the stockholder in filings made with the SEC. The address of Heitman/PRA Securities Advisors LLC is 180 North LaSalle Street, Suite 3600, Chicago, IL 60601.

(12) This information is based upon information reported in filings made with the SEC on behalf of Taunus Corp. and Deutsche Bank Securities Inc. ("DBSI"). The principal place of business of Taunus Corp. and DBSI is 31 West 52(nd) Street, New York, NY 10019.

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("10% Holders"), to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and 10% Holders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all
Section 16(a) filing requirements applicable to its executive officers, directors and 10% Holders were satisfied during 1999, except that Donald J. Rechler, the Co-Chief Executive Officer and Chairman of the Board of the Company, purchased 10,000 shares of Class B Common Stock of the Company on December 16, 1999 and did not file a report until February 14, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LEASE OF CORPORATE OFFICES

    The Company leases approximately 31,403 square feet of office space at its corporate offices located at 225 Broadhollow Road, at an annual base rent of approximately $833,353 from a partnership in which Donald Rechler, Roger Rechler, Mitchell Rechler and trusts established for Rechler family members maintain an equity interest.

FRONTLINE CAPITAL GROUP

    In 1998, the Company completed the spin-off distribution of the shares of FrontLine. FrontLine is an operating company that acquires interests in and develops a network of business-to-business e-commerce and e-services Internet companies focused on serving small and medium sized enterprises, including independent professionals, entrepreneurs and the mobile workforce of larger companies. The Operating Partnership and FrontLine have entered into an intercompany agreement to formalize their relationship and to limit conflicts of interest.

    Donald J. Rechler, Scott H. Rechler, Michael Maturo, Gregg Rechler, Mitchell
D. Rechler, Roger Rechler and Jason Barnett, each of whom serves as a director and/or officer of the Company, serves as a director and/or officer of FrontLine and collectively own approximately 25.6% of FrontLine's outstanding common stock (assuming the exercise of vested stock options) as of March 20, 2000.

    In June 1998, the Operating Partnership established a credit facility with FrontLine (the "FrontLine Facility") in the amount of $100 million for FrontLine's service sector operations and other general corporate purposes. As of December 31, 1999, borrowings under the FrontLine Facility aggregated approximately $79.5 million.

    In addition, the Operating Partnership has approved the funding of investments of up to $100 million with or in Reckson Strategic Venture Partners, LLC ("RSVP") (the "RSVP Commitment"), through RSVP-controlled joint venture REIT-qualified investments or advances made to FrontLine under a credit facility with terms similar to the FrontLine Facility. As of December 31, 1999, the Operating Partnership had made advances under the RSVP Facility aggregating approximately $42.4 million and had invested approximately $24.8 million in RSVP-controlled joint venture REIT-qualified investments.

    In August 1999 the Operating Partnership's credit facilities with FrontLine were amended in order to provide for obtaining letters of credit. In
November 1999, the Board of Directors of the Company approved such amendment, and in consideration thereof FrontLine paid the Company a fee of approximately $3.6 million in the form of shares of FrontLine common stock.

    FrontLine and RSVP reimburse the Operating Partnership for certain general and administrative expenses (including payroll expenses) incurred by the Operating Partnership for their benefit. During 1999, FrontLine and RSVP reimbursed the Operating Partnership approximately $525,000 for such expenses.

MISCELLANEOUS

    During July 1999, the Company sold its interest in an 852,000 square foot development property to Reckson Construction Group, Inc. ("RCG") in exchange for a $12.3 million note. The note accrues interest annually at the rate of 12%, has a five year maturity and is prepayable in whole or in part. During
October 1999, RCG made a payment to the Company, in the form of 97 shares of its preferred stock, valued at approximately $4.0 million, towards accrued interest and principal due under the note.

    In 1999 the Company invested approximately $7.2 million, through a subsidiary, in RAP Student Housing Properties, LLC ("RAP-SHP"), a company that engages primarily in the acquisition and development of off-campus student housing projects. The Company's investment was funded through the RSVP Commitment. In addition, the Company has advanced approximately $3.2 million to FrontLine through the RSVP Commitment for an additional investment in RSVP which was invested in certain service business activities related to student housing. As of December 31, 1999, RAP-SHP had investments in four off-campus student housing projects.

    The Company leases approximately 56,416 square feet in a building located in Farmingdale, New York at an annual base rent of approximately $533,384 to a company affiliated with Leonard Feinstein, a director of the Company. The Company also leases approximately 15,566 square feet in a building located in Mitchel Field, New York, at an annual base rent of approximately $380,190 to a company affiliated with Lewis S. Ranieri, a director of the Company. In addition, the Company also leases approximately 5,144 square feet in the Omni in Mitchel Field, New York at an annual base rent of approximately $158,000 to RSVP. In March 2000, the Company leased approximately 15,000 square feet in a building located in Manhattan, for six months at a rent of approximately $450,000 to Frontline.

                                 OTHER MATTERS

SOLICITATION OF PROXIES

    The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS

    For a proposal of a stockholder to be presented to an annual meeting, other than a stockholder proposal included in the Company's proxy statement pursuant to Rule 14a-8 of the Exchange Act ("Rule 14a-8"), the Secretary of the Company must receive written notice thereof on or before the date specified in the Company's Bylaws, and the proponent or a representative of the proponent must attend the annual meeting. In addition, pursuant to Rule 14a-4 of the Exchange Act, if a stockholder failed to notify the Company at least 45 days before the date on which the Company first mailed its proxy materials for the prior year's annual meeting, management proxies are allowed to use their discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.

    For a proposal of a stockholder to be presented at the Company's 2001 annual meeting of stockholders, other than a stockholder proposal included in the Company's proxy statement pursuant to Rule 14a-8, it must be received at the principal executive offices of the Company after November 18, 2000 and on or before February 23, 2001, unless the 2001 annual meeting of stockholders is scheduled to take place before May 18, 2001. The Company's Bylaws provide that any stockholder wishing to nominate a director or have a stockholder proposal, other than a stockholder proposal included in the Company's proxy statement pursuant to Rule 14a-8, considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the Bylaws, to the Company at its principal executive offices not less than 75 days nor more than 180 days prior to the anniversary of the immediately preceding annual meeting of stockholders (the "Anniversary Date"); provided, however, that in the event that the annual meeting is scheduled to be held more than seven calendar days prior, or more than 60 days subsequent, to the Anniversary Date, such nominations or proposals must be delivered to the Company not earlier than the 180th day prior to such meeting and not later than the later of the 75th day prior to such annual meeting or the twentieth day following the earlier of the day on which public announcement of the meeting is first made or notice of the meeting is mailed to stockholders. Any such proposal should be mailed to: Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York 11747, Attn: Gregg M. Rechler, Secretary.

OTHER MATTERS

    The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

                         RECKSON ASSOCIATES REALTY CORP.
                              225 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747

       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2000

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


         The undersigned hereby constitutes and appoints Donald Rechler and John V.N. Klein, and either of them, as Proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of Reckson Associates Realty Corp. (the "Company") held of record by the undersigned as of the close of business on March 20, 2000, on behalf of the undersigned at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Omni, 333 Earl Ovington Boulevard, Mitchel Field, New York, 9:30 a.m., local time, on Thursday, May 18, 2000, and at any adjournments or postponements thereof.

         When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the three nominees of the Board of Directors listed in Proposal 1 and FOR Proposal 2. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the enclosed envelope.

                                                                   -----------
                    Please vote and sign on other side and         SEE REVERSE
                   return promptly in the enclosed envelope.          SIDE
                                                                   -----------

--------------------------------------------------------------------------------
|X| Please mark your votes as in this example.

1.    To elect three Class II Directors of the Company to serve until the 2003
      Annual Meeting of Stockholders and until their respective successors are duly elected
      and qualified.                                                                              FOR   AGAINST  ABSTAIN

      Nominees: Donald J. Rechler, Mitchell D. Rechler,                 2.  To ratify the selection of   |_|        |_|        |_|
                Leonard Feinstein                                           Ernst & Young LLP as the
                                                                            independent auditors of
              FOR           WITHHELD                                        the Company for the fiscal
              |_|              |_|                                          year ending December 31, 2000.


|_| ___________________________    MARK HERE   |_|                      3.  To consider and act upon any other matters that
    For all nominees except as     FOR ADDRESS                              may properly be brought before the Annual Meeting
     noted above                   CHANGE AND                               and at any adjournments or postponements thereof.
                                   NOTE BELOW


                           The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company's Annual Report to Stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

                           NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                           Signature:______________________________Date:________

                           Signature:______________________________Date:________


                                 If Held Jointly